UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 10, 2007

The Shaw Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Louisiana	1-12227	72-1106167
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4171 Essen Lane, Baton Rouge, Louisiana		70809
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	225-932-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Effective October 10, 2007, The Shaw Group Inc. (the "Company") and Brian K. Ferraioli reached an agreement pursuant to which Mr. Ferraioli would serve as Executive Vice President and Chief Financial Officer of the Company. Accordingly, Mr. Dirk Wild, who was serving as Senior Vice President and Interim Chief Financial Officer will, effective October 10, 2007, no longer serve as Interim Chief Financial Officer. Mr. Wild will continue serving the Company in the capacity as Vice President and Chief Accounting Officer.

(c) Effective October 10, 2007, the date of the filing by the Company of its Quarterly Report on Form 10-Q for the third quarter fiscal 2007, the Company and Brian K. Ferraioli reached an agreement pursuant to which Mr. Ferraioli will serve as Executive Vice President and Chief Financial Officer of the Company. As previously reported in the Company’s Current Report on Form 8-K filed on July 17, 2007, Mr. Ferraioli accepted an offer to join the Company as Executive Vice President, Finance, and agreed to assume the role of Chief Financial Officer of the Company after the Company filed its Quarterly Report on Form 10-Q for the third quarter of the Company’s 2007 fiscal year and before the Company reported its fourth quarter fiscal year 2007 financial results.

Immediately prior to joining the Company and since November 2002, Mr. Ferraioli, age 52, served as Vice President and Controller for Foster Wheeler, Ltd., a global engineering and construction contractor and power equipment supplier. From July 2000 until November 2002, Mr. Ferraioli served as Vice President and Chief Financial Officer of Foster Wheeler USA Corporation. Prior to that, from July 1998 until July 2000, Mr. Ferraioli served as Vice President and Chief Financial Officer of Foster Wheeler Power Systems, Inc.

In connection with the Company’s employment of Mr. Ferraioli, the Company and Mr. Ferraioli entered into an employment agreement as described in Item 5.02(e) below. The Employment Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

(e) In connection with Mr. Ferraioli’s employment with the Company as described above, the Company and Mr. Ferraioli entered into an Employment Agreement effective as of July 17, 2007 (the "Employment Agreement"). The Employment Agreement with Mr. Ferraioli is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

The following is a summary of the terms and conditions contained in the Employment Agreement; provided that the following summary is qualified in its entirety by the terms and provisions of the Employment Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1. All capitalized terms used in the summary below that are not defined below have the meanings ascribed to them in the Employment Agreement.

The Employment Agreement provides, among other things, that (1) Mr. Ferraioli will serve as the Company’s Executive Vice President from the effective date until the day immediately prior to the date on which the Company files its Form 10-Q for the third quarter of the Company’s 2007 fiscal year, and commencing on the date of such filing, will serve as Executive Vice President and Chief Financial Officer or such similar position as the parties may agree upon, with such duties and responsibilities assigned by the Board of Directors or the Chief Executive Officer of the Company; provided that such duties are consistent with the customary duties of the position; (2) subject to the provisions for earlier termination, the term of employment will be for two years and shall be automatically renewed on each day such that on any given day the unexpired portion of the term is two years; however, either the Company or Mr. Ferraioli may give written notice of non-renewal from and after a subsequent date specified in such notice, in which event the term shall become fixed, and the agreement will terminate on the second anniversary of such fixed term; (3) Mr. Ferraioli’s Base Compensation will be $585,000 per annum, subject to annual review by the Board, and may be increased by the Board, but may not decreased unless agreed to by Mr. Ferraioli; (4) Mr. Ferraioli will be eligible to participate in the Company’s discretionary management incentive program as established by the Board, with an annual performance bonus of not less than 25% and not more than 200% of his Bonus Target, which Bonus Target shall initially be an amount equal to his Base Compensation; (5) Mr. Ferraioli is entitled to a signing bonus of $450,000, payable not later than 15 days after the effective date, and to reasonable relocation expenses; (6) Mr. Ferraioli is entitled to participate in the Company’s discretionary long term incentive plan, with an overall target value of grants of option shares and restricted shares in the range of 100% to 200% of his Base Compensation; (7) on August 1, 2007, Mr. Ferraioli received an equity award with an aggregate value of $1,000,000, divided equally between option shares vesting in four equal annual installments and restricted shares vesting in three equal annual installments; (8) Mr. Ferraioli will be entitled to four weeks of paid vacation per year without any loss of compensation or benefits and with the right to carry forward any unused vacation time; (9) Mr. Ferraioli is entitled to participate in various employee benefit plans and programs provided to employees of the Company in general, including the Flexible Perquisites Plan which is reserved for selected executives and provides reimbursement for a choice of certain benefits of up to 4% of Base Compensation in each calendar year, as well as health, dental, disability, 401k and life insurance plans (subject to eligibility requirements under such plans); (10) Mr. Ferraioli will receive other benefits in addition to those made available to management, including a country club membership; (11) Resignation for Good Reason shall include the occurrence of any of the following circumstances without Mr. Ferraioli’s express written consent, unless the breach is corrected prior to the date of termination: any material diminution of his duties or responsibilities, the Company’s failure to provide Mr. Ferraioli with benefits substantially similar to those enjoyed by other executive officers with similar employment agreements; or any material change in Mr. Ferraioli’s geographic location; (12) in the event that Mr. Ferraioli resigns for Good Reason, resigns in the event of a Corporate Change (but only if Mr. Ferraioli gives the Company notice of his intent to resign within 90 days following such Corporate Change) or is terminated by the Company for any reason other than his Misconduct or Disability, the following will occur: (a) the Company shall pay Mr. Ferraioli (i) not later than 15 days after the Date of Termination, a lump sum amount, in cash, equal to the lesser of (A) $450,000 and (B) an amount (the "Termination Payment Amount") equal to the product of (x) the sum of (i) his Base Compensation as in effect immediately prior to the Date of Termination, plus (i) the most recent annual bonus paid by the Company to Mr. Ferraioli, multiplied by (y) 2.0, and (ii) on the first business day occurring after the date that is six months after the Date of Termination, a lump sum amount (if greater than zero), in cash, equal to (A) the Termination Payment Amount, minus (B) $450,000; (b) for the lesser of (i) 18 months and (ii) the remaining portion of the Term, the Company, at its sole cost, shall provide or arrange to provide Mr. Ferraioli (and, as applicable, Mr. Ferraioli’s dependents) disability, accident and group health insurance benefits ("Welfare Benefits") substantially similar to those that Mr. Ferraioli (and his dependents) were receiving immediately prior to the Date of Termination; provided, however, that the Welfare Benefits otherwise receivable by Mr. Ferraioli pursuant to this clause (b) shall be reduced to the extent comparable Welfare Benefits are actually received by Mr. Ferraioli (and/or his dependents) during such period under any other employer’s welfare plan(s) or program(s), with Mr. Ferraioli being obligated to promptly disclose to the Company any such comparable Welfare Benefits; and (c) Mr. Ferraioli shall become immediately and totally vested in any and all Long Term Incentives (as defined below) granted to Mr. Ferraioli by the Company prior to the Date of Termination (which Long Term Incentives remain subject to, and must thereafter be exercised in accordance with, any plans governing such Long Term Incentives); (13) If Mr. Ferraioli is terminated because of Misconduct (as defined in the Employment Agreement to include, among other things, the willful breach or habitual neglect of duties, the misappropriation or attempted misappropriation of Company funds, property or material business opportunity and the violation of the Company’s code of conduct or fraud policies), the Company shall have no obligations after the Date of Termination other than the payment of any unpaid Base Compensation accrued through the Date of Termination; (14) If Mr. Ferraioli’s employment is terminated due to his death, any benefit payable pursuant to the Company’s benefit plans will be paid to Mr. Ferraioli’s surviving spouse or estate, and one year of paid Welfare Benefits shall be provided by the Company to his surviving spouse and minor children, and Mr. Ferraioli will become immediately and totally vested in any and all option shares, restricted shares or units or other similar awards granted to him by the Company under any long term incentive plan duly adopted by the Board ("Long Term Incentives") prior to the Date of Termination (which Long Term Incentives remain subject to, and must thereafter be exercised in accordance with, any plans governing such Long Term Incentives), and after said payments, provision of Welfare Benefits and vesting of Long Term Incentives, the Employment Agreement will terminate, and the Company shall have no obligations other than the payment of any unpaid Base Compensation accrued as of the date of Mr. Ferraioli’s death; (15) If Mr. Ferraioli is terminated pursuant due to Disability, he will not be entitled to further compensation, except that he shall (a) be paid monthly (but only for up to a 24 month period beginning with the Date of Termination) the amount by which his monthly Base Compensation exceeds the monthly benefit received by him pursuant to any disability insurance covering him, (b) continue to receive paid Welfare Benefits for himself and his dependents for the 24 month period beginning with the Date of Termination, and (c) become immediately and totally vested in any and all Long Term Incentives granted to him by the Company prior to the Date of Termination (which Long Term Incentives remain subject to, and must be exercised in accordance with, any plans governing such Long Term Incentives); and (16) the Employee Indemnification Agreement dated July 12, 2007, between Mr. Ferraioli and the Company shall remain effective.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed as an Exhibit to this Current Report on Form 8-K.

10.1 Employment Agreement of Brian K. Ferraioli.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Shaw Group Inc.

October 15, 2007	By:	Clifton S. Rankin

Name: Clifton S. Rankin
Title: General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement of Brian K. Ferraioli